EXHIBIT 99.4

PURCHASE AGREEMENT

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Agreement”), is entered into this 27th day of April, 2010, by and between Surreal, L.L.C., a Montana limited liability company, having an address of 10 Evergreen Drive, Bozeman, MT 59715 (hereinafter “Seller”) and Mesa Laboratories, Inc., a Colorado corporation, with offices at 12100 W. 6th Avenue, Lakewood, CO 80228, or its permitted assigns (hereinafter “Purchaser”).  (Purchaser and Seller are hereinafter referred to collectively as the “parties”).

W I T N E S S E T H :

WHEREAS, Seller owns, in fee simple, those certain lots or parcels of real property located in the City of Bozeman, County of Gallatin, State of Montana, which lots or parcels are described as:

Lot 10 of Evergreen Business Park Subdivision, a Planned Unit Development, located in the NE1/4 of Section 1, Township 2 South, Range 5 East, M.P.M., Gallatin County, Montana, according to the official plat thereof on file and of record in the office of the County Clerk and Recorder of Gallatin County, Montana.  [Plat No. J-178]

(referred to as the “Property”); and

Water Right No. 41H 85070 00; and

WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as further defined in Section 1.1 herein), pursuant to the terms, conditions and covenants contained in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the Property and the mutual covenants and agreements contained in this Agreement, the parties hereby covenant and agree as follows:

1.1                               REAL ESTATE

Purchaser agrees to buy and Seller agrees to sell and convey all of Seller’s right, title and interest in and to the Property pursuant to the terms and conditions set forth herein. The Property shall consist of: the land; all rights, privileges and easements appurtenant to or benefiting the Property and owned by Seller, including all of Seller’s right, title and interest in and to all rights, rights-of-way, roadways, roadbeds, and reversions; and all buildings and improvements, if any, on or within the Property.

1.2                               PURCHASE PRICE, DEPOSIT AND ADDITIONAL PAYMENTS.

(a)                                  Purchase Price.  The purchase price for the Property shall be Two Million One Hundred Fifty Thousand and 00/100 Dollars ($2,150,000.00) (the “Purchase Price”) payable in immediately available funds at Closing (as hereinafter defined).

(b)                                 Deposit.  Purchaser shall deliver as an earnest money deposit the sum of  Twenty-five Thousand and 00/100 Dollars ($25,000.00) in form of wire transfer or check  (together with all accrued interest thereon is referred to as the “Deposit”) for the purchase of the Property to American Land Title Company, 1800 W. Koch, Bozeman, MT 59715, or other reputable title company chosen by Purchaser as escrow agent (the “Escrow Agent”) within one (1) day of the full execution of this Agreement.  Escrow Agent shall deposit said sum in an interest bearing account and shall disburse same in accordance with this Agreement.  If necessary or otherwise required by Purchaser, Seller or Escrow Agent, an escrow agreement shall be executed between Purchaser, Seller and Escrow Agent relating to the Deposit.  The Deposit and all accrued interest remaining in escrow, shall be applied toward the Purchase Price (as herein defined) at the time of Closing or disbursed to Seller or Purchaser in accordance with this Agreement.

1.3.                            PERMITTED EXCEPTIONS.

The Property shall be sold and conveyed to the Purchaser subject only to those recorded building and use restrictions, liens, encumbrances, easements and other matters of record that are disclosed in the Title Commitment (as defined below) and which are acceptable to the Purchaser and do not, in Purchaser’s reasonable judgment, interfere with Purchaser’s intended use of the Property (hereinafter the “Permitted Exceptions”). Notwithstanding the forgoing, Purchaser shall be deemed to have accepted all exceptions set forth in the Title Commitment to the extent such exceptions were also reflected in that certain Commonwealth Land Title Insurance Company Owner’s Policy of Title Insurance, Policy Number A60-0400014, issued on March 27, 2003 at 9:38 am, insuring the interests of the Seller in the Property (“Prior Title Policy”) and all such exceptions set forth in the Prior Title Policy shall be deemed to be Permitted Exceptions.

2.                                      TITLE and SURVEY.

(a)  (i)  At Closing, Seller shall furnish good, marketable and insurable title to the Property by acceptable Warranty Deed to Purchaser or Purchaser’s permitted assigns subject only to the Permitted Exceptions and after receipt of a title commitment for an ALTA 2006 owner’s policy of title insurance (the “Title Commitment”) delivered in connection with this Agreement issued by American Land Title Company or other reputable title insurance company satisfactory to Purchaser in its reasonable discretion (the “Title Company”) accompanied by copies of all documents evidencing an exception to title referred to therein.  Purchaser agrees that it will accept title subject to the Permitted Exceptions, real property taxes that are not delinquent and that become due after the Closing Date and special assessments that are not delinquent and that become due after the Closing Date, and subject to the provisions of Paragraph 8(a) of this Agreement.  The Parties shall obtain, at Seller’s expense, the Title Commitment within two (2) days of the date of Seller’s acceptance of this Agreement.

(ii)  Purchaser will have three (3) days after receipt of the Title Commitment to either accept the Title Commitment or notify Seller of defects in the Title Commitment.  If Purchaser fails to either notify Seller of (i) its acceptance of the Title Commitment or (ii) any defects therein within the three (3) day period, Purchaser shall be deemed to have accepted the Title Commitment and shall not be entitled to thereafter terminate this transaction based upon any contingency related to the Title Commitment, except for such matters that were not previously disclosed to Purchaser and were disclosed to Purchaser after the expiration of the three (3) day period and will result in a change in the Title Commitment.

(iii)  Purchaser, at Purchaser’s sole cost and expense, may obtain a survey of the Property.

(iv)  If Purchaser finds any defects in the Survey or exceptions to title in the Title Commitment which (a) render the title not marketable or insurable to the reasonable satisfaction of Purchaser or (b) render the Property unsuitable for Purchaser’s intended use, in Purchaser’s reasonable discretion, Seller shall be furnished with a written notice of any such defects within three (3) days after the receipt by Purchaser of the following items: Title Commitment; all documents shown as exceptions in the Title Commitment; copies of any plats referred to in the Title Commitment; copies of all vesting instruments (deeds, land contracts, etc.) that verify ownership as shown in the Title Commitment and the survey.  Seller shall have two (2) business days after receipt of Purchaser’s notice in which to (a) agree to exercise its reasonable efforts to correct or delete all such defects or exceptions to Purchaser’s reasonable satisfaction on or before the Closing or (b) notify Purchaser of any such defects or exceptions which shall not be corrected or deleted on or before Closing.  If Seller shall fail to notify Purchaser in writing of its agreement to correct such defects or exceptions within such period, or declines to correct or delete any such defects or exceptions within such time period, then Purchaser shall have the right and election to decline to accept the Property with such defects or exceptions, such election to be exercised by written notice to Seller within two (2) business days following the end of said period provided above for the notice to Purchaser of Seller’s intention with respect to such defects or exceptions, and in the event Purchaser does so decline to accept the Property with such defects or exceptions and provides the notice as set forth in this sentence, this Agreement shall terminate, neither party shall have any further rights, duties or obligations under this Agreement and the Deposit shall be returned to Purchaser.

(b)                                 Purchaser’s obligation to complete Closing is specifically contingent upon an acceptable survey of the Property.

(c)                                  Notwithstanding anything herein to the contrary, Seller shall pay at Closing all mortgages and encumbrances recorded against the Property, together with Seller’s pro rata share of all taxes and assessments which have become due and payable prior to April 27, 2010.

3.                                      CONDITIONS PRECEDENT TO PERFORMANCE BY PURCHASER.  Purchaser shall be obligated to complete the transaction and to consummate the purchase of the Property only upon satisfaction of each of the following conditions (“Conditions Precedent”) set forth below or the waiver thereof by Purchaser:

(a)                                  Seller shall be able to deliver good, marketable and insurable title to the Property to Purchaser, subject only to Permitted Exceptions, as required by this Agreement, via a Warranty Deed reasonably acceptable to Purchaser.

(b)                                 Purchaser shall have approved, prior to the end of the Due Diligence Period, the survey of the Property.

(c)                                  The representations and warranties of Seller contained herein shall be true at Closing and all the obligations of Seller contained herein shall have been performed.

(d)                                  Purchaser is reasonably satisfied with all other conditions to Closing as stated elsewhere in this Agreement.

(e)                                  Seller shall be able to transfer Water Right #41H 85070 00 to Purchaser at Closing.

Any Condition Precedent set forth above or any condition to Closing contained elsewhere in this Agreement may, at the option of the Purchaser, be waived in writing.

4.                                      DUE DILIGENCE PERIOD.

(a)                                  If Purchaser determines, at any time prior to the expiration of the Due Diligence Period (which is defined as three (3) days from Purchaser’s receipt of both the Title Commitment and survey) that a title defect or physical characteristic related to the Property is unacceptable to Purchaser, or any other condition exists which is not acceptable to Purchaser, in Purchaser’s sole and absolute discretion, Purchaser shall have the right, by written notice to Seller, to terminate this Agreement, in which event the Deposit, plus any accrued interest, shall immediately be returned by Escrow Agent to Purchaser.  In the event of termination as herein provided, Seller and Purchaser hereby expressly direct and authorize Escrow Agent to return the Deposit, plus any accrued interest, to Purchaser, without further written instruction, and provide hereby that upon doing so, Escrow Agent is forever held harmless and discharged from any and all further duty, responsibility, or liability with regard to the Deposit.

(b)                                 At any time, Purchaser may notify Seller that all Conditions Precedent have been satisfied (or waived) and that it desires to close, in which event Closing shall take place within three (3) days of such notice.  In the event Purchaser fails to notify Seller of the satisfaction of the Conditions Precedent and its desire to close prior to the expiration of the Due Diligence Period, then the Purchaser shall be deemed to have waived all Conditions Precedent and the parties shall proceed to Closing within three (3) days thereof.

(c)                                  If Purchaser fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have accepted the condition of the Property and have determined that the Property is suitable for Purchaser’s intended use and Purchaser shall be obligated to proceed to closing within two (2) calendar days of the end of the Due Diligence Period, and in accordance with the terms and conditions of this Agreement.

5.                                      SELLER’S REPRESENTATIONS AND WARRANTIES.  Seller hereby represents and warrants to and covenants with Purchaser that:

(a)                                  Seller owns good, marketable and insurable fee simple title to the Property and has entered into no agreements which would limit or restrict Seller’s right to enter into this Agreement and fulfill its obligations hereunder.

(b)                                 No other person or entity has any rights of first refusal, option, rights of first offer, and/or any other right to purchase, lease, or acquire any interest in the Property, except for mortgages or other interest to be paid by Seller at closing, and except as otherwise expressly disclosed in this Agreement.

(c)                                  Seller is not aware of any matter that would prevent delivery of marketable title to the Property to Purchaser at closing.

(d)                                 Except for that certain lease with SGM Biotech, Inc., there are no leases (written or verbal) of any portion of the Property and there are no other agreements (written or verbal) which would prevent Seller from delivering possession of the Property to Purchaser at Closing. No options, rights of first refusal or other contracts have been granted or entered into which give any other party a right or interest to purchase the Property.

(e)                                  To Seller’s knowledge, there are no threatened or pending special assessments, condemnation, zoning, moratoriums, outstanding notices of any uncorrected violations or any other proceedings, administrative or otherwise, or litigation with respect to the Property, except as set forth in the Title Commitment, the most recent tax assessment or the Business Association assessment notices.

(f)                                    Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code) and Seller will so certify on the date of Closing.

(g)                                 To Seller’s knowledge and as previously disclosed to Purchaser, pursuant to the Phase I Environmental Site Assessment of Environmental Resources Management, Inc. dated July 8, 2009, the Property (including the land, surface water, ground water, and any improvements) does not currently contain and has never contained any underground storage tank, asbestos, substantial amounts of waste or debris, or contamination, including without limitations, any hazardous waste or hazardous substance or any other substance the presence of which on the Property is prohibited or regulated by any federal, state or local law, ruling, rule or regulations concerning environmental matters (“Hazardous Material”), except as maintained in compliance with all applicable laws.  Seller hereby agrees to indemnify and hold Purchaser harmless from and against any and all loss, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind including attorney’s fees and costs paid (collectively “Losses”), incurred or suffered by, or asserted against Purchaser as a result of or in connection with the inaccuracy or breach of the foregoing representation and warranty or as a result of or in connection with the presence or release of any Hazardous Materials on or from the Property prior to April 27, 2010, caused by or within the control of the Seller whether or not a third party has asserted a claim or demand against Purchaser for such Losses.  The indemnity contained in this paragraph shall survive the Closing and the recording of the Warranty Deed.

(h)                                 Seller shall not, after the date hereof, mortgage, convey, lease or encumber the Property without Purchaser’s prior written consent.

(i)                                     Each and every warranty, representation, and covenant set forth in this Agreement shall be true as of the date of this Agreement and as of the Closing and shall continue thereafter in full force and effect.

(j)                                     Seller is not aware of any matter that would prevent transfer of Water Right #41H 85070 00 to Purchaser and there are no leases or other agreements with any third party regarding the use of the well associated with Water Right #41H 85070 00.

6.                                      POSSESSION OF THE ESSENCE.

(a)                                  Seller and Purchaser agree and acknowledge that the delivery of full and lawful possession of the Property free and clear of any other tenants or other occupants, excluding SGM Biotech, Inc., to Purchaser on the date of Closing (the “Closing Date”) is of the essence to this Agreement.

(b)                                 Possession of the Property shall be granted to Purchaser as of the date of recording of the Warranty Deed.

7.                                      CLOSING.  The closing on the transaction contemplated hereby (“Closing”) shall occur on such date and at such time as Purchaser may determine by written notice to Seller within two (2) calendar days after Purchaser (i) has notified Seller that all conditions to Closing (other than conditions which can only be satisfied at Closing) have been satisfied or (ii) is deemed to have waived all Conditions Precedents.  Closing shall take place at American Land Title Company, an agent for Chicago Title Insurance Company, in Bozeman, Montana.  At Closing, Seller shall deliver the Warranty Deed to the Property subject only to the Permitted Exceptions, and Purchaser shall deliver the Purchase Price. Each of the parties shall deliver such other documents and perform such other conditions as are required of them by the terms of this Agreement or which may reasonably be required in order to complete the transaction including the following:

(a)                                  Seller shall cause the Title Company to deliver an ALTA 2006 form of owner’s policy of title insurance (the “Owner’s Policy”) in the amount of the Purchase Price insuring Purchaser as the owner of fee simple title to the Property, with standard exceptions/general exceptions and subject only to Permitted Exceptions.  Purchaser shall be solely liable for all costs and expenses charged by the Title Insurance Company that are associated with any extended title coverage obtained to remove any exceptions on the title commitment and the costs of any endorsements required by Purchaser.  In lieu of a final Owner’s Policy at closing, Seller shall cause the Title Company to deliver to Purchaser a pro forma Owner’s Policy or a marked up title insurance commitment for an Owner’s Policy acceptable to Purchaser, in its reasonable discretion, signed by an authorized representative of the Title Insurance Company, with a final Owner’s Policy to be delivered to Purchaser after Closing.  The Owner’s Policy or in lieu thereof, a signed pro forma Owner’s Policy or signed marked up commitment for an Owner’s Policy shall be dated as of the “date of closing with final policy dated as of the date and time of recording the vesting instruments.”

(b)                                 Seller shall comply with all requirements of the Title Company contained in the Title Commitment for delivery of the title policy referenced in (a).

(c)                                  Seller shall deliver an Owner’s Affidavit or lien waivers as may be satisfactory and required by the Title Company to deliver the title policy referenced in (a).

(d)                                 Seller shall deliver a duly executed non-foreign Seller certification in the form prescribed by IRC §1445, if required.

(e)                                  Seller shall deliver evidence of the authority of the person executing the Warranty Deed that is acceptable to Purchaser and to the Title Company.

(f)                                    Seller shall deliver full and lawful possession of the Property at Closing, subject to the lease with SGM Biotech, Inc.

(g)                                 Seller shall deliver any and all documents reasonably requested but not previously furnished pursuant to this Agreement.

(h)                                 Each of the parties shall cooperate in the preparation of the settlement statements for Closing.

(i)                                     Each of the parties shall deliver to the other such other documents or instruments as may be reasonably requested and are customary in a transaction of this nature in Montana.

8.                                      PRORATIONS; CLOSING COSTS.

(a)     Prorations.  All taxes and assessments on the Property which have become due and payable prior to April 27, 2010 shall be paid by Seller.  All real property taxes, (for the year in which the Closing occurs), shall be prorated and adjusted between the parties as of April 27, 2010.

(b)     Closing Costs.  Seller shall pay for the Title Policy.  Purchaser shall pay to record the Warranty Deed.  The parties shall each pay one-half (1/2) of the title company closing fees.  All other closing costs shall be paid in accordance with the custom in Gallatin County, Montana.  Each party shall pay its own attorney fees unless otherwise specifically provided herein.  All other bills shall be prorated and adjusted as of April 27, 2010.

9.                                      BROKERS: INDEMNIFICATION.  Except as otherwise provided herein or by a separate writing, each party shall indemnify and hold the other party harmless against any and all commissions, fees, costs or expenses incurred by or due to any real estate broker alleged to be engaged by either party for the purchase or sale of the Property.

10.                               DEFAULT.  In the event of default by Purchaser hereunder, subject to the right of Purchaser to cure any claimed default within two (2) calendar days after receipt of a written notice of default from Seller, Seller may terminate this Agreement by written notice to Purchaser and the same to be Seller’s sole remedy for any breach hereunder by Purchaser.  In the event of default by Seller hereunder, subject to the right of Seller to cure any claimed default within two (2) calendar days after receipt of a written notice of default from Purchaser, Purchaser may, at its option, (a) terminate this Agreement by written notice to Seller and be entitled to an immediate refund of the Deposit, and any accrued interest, or (b) exercise any other right or remedy available to Purchaser hereunder at law or in equity, including the right to specific performance, all of which rights and remedies shall be cumulative.

11.                               ASSIGNMENT.  Purchaser may assign its interest in this Agreement to another entity controlled by the Purchaser and such assignment does not require the consent of Seller.  Purchaser shall deliver to Seller written notice of such assignment within two (2) days of the Closing.

12.                               ATTORNEYS FEES.  If any party hereto institutes any proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of this Agreement, the prevailing party shall be entitled to recover from the other party all costs of suit, including, without limitation, court costs and reasonable attorneys’ fees.

13.                               MEDIATION.  Seller and Purchaser agree that mediation offers an alternative to the expense and time required to resolve disputes by litigation.  Mediation is therefore the parties’ preferred dispute resolution procedure when circumstances do not require Seller and Purchaser to seek immediate injunctive relief from the courts.

(a)                                  Procedure.                                       (i)                                     If any claims relating to this Agreement cannot be settled in an amicable manner by the parties by direct discussions, then the parties agree to first endeavor to settle the claims or disputes by initiating a mediation process, administered by a certified mediator not having an interest in the outcome of the controversy, before resorting to other dispute resolution procedures.   Upon the written request of any party hereto, the mediation process will be triggered.  A mediator shall be mutually agreed upon by both parties within fifteen (15) calendar days of the written request for mediation or, if the parties cannot so agree, each party shall select one (1) mediator and the selected mediators shall, within an additional fifteen (15) calendar day period, select a mediator to act as the sole mediator.  The mediation shall be conducted by a mediator situated in Bozeman, Montana and the mediation shall be held in Bozeman, Montana.  As used herein, the term “Mediator” shall mean a trained professional mediator who 1) has commercial mediation experience; and 2) has at least five (5) years experience in commercial and real estate mediation.

(ii)                                  Mediation hearings shall remain informal, with each party being permitted to present such facts and evidence as it may reasonably believe supports that party’s position.  Costs and expenses of mediation shall be divided equally between Seller and Purchaser.

(b)                                 Good Faith Efforts. The parties shall use good faith efforts to reach a decision not more than thirty (30) days after the parties have agreed upon the mediator.

(c)                                  Limitations.  Notwithstanding any provision to the contrary, the mediation procedure set forth herein shall in no way be construed to deprive Seller and Purchaser from any judicial remedies provided at law, or by agreement herein, and is intended solely as an informal dispute resolution mechanism.  Neither Seller nor Purchaser shall have the right to compel performance of the mediator’s recommended solutions, unless such solutions are reduced to a binding written agreement between Seller and Purchaser at the conclusion of the mediation process.

(d)                                 The parties hereto intend that each conflict and dispute submitted to mediation shall be unique, with facts, circumstances, and recommended resolutions to be determined on a case-by-case basis, without reference to prior conflicts, disputes, or the resolutions thereto.

14.                               MISCELLANEOUS.

(a)                                  Review.  Each party acknowledges they have had the opportunity to review this Purchase Agreement with counsel of their own choosing and have executed this Purchase Agreement based upon such review and not in reliance on any representation made by the opposite party other than as contained herein.

(b)                                 Successors and Assigns; Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective officers, directors, members, heirs, devisees, personal representatives, successors and assigns.  Purchaser shall have the right to assign its rights and delegate its duties under this Agreement, or appoint a nominee to take title to the Property upon the Closing, subject to the provisions of ¶11 hereof.

(c)                                  Interpretation, Governing Law and Venue.  This Agreement shall be construed as though prepared by both parties and no adverse interpretation shall be assigned to either party as drafter.  Notwithstanding where this Agreement has been made and entered into or signed by the respective parties, it shall be construed, interpreted and governed by the laws of the State of Montana.  Venue for any action related to this Agreement or the Property shall be in Gallatin County, Montana.

(d)                                 Notices.  Any notice shall be in writing and shall be personally delivered, sent by overnight courier; via facsimile transmission; or by certified mail, postage and fees prepaid, and addressed to the party to receive the notice, at its address set forth opposite its signature below.  Any party, by a notice so given, may change its address for any subsequent notice.  Copies of all such notices shall also be sent to the parties counsel. Any notice shall be deemed given when delivered if personally delivered or two (2) business days after deposit with an overnight courier, or if sent by mail, two (2) business days after deposit in the United States mail.

(e)                                  Pronouns; Plural and Singular.  The pronouns and relative words herein used may be written in the masculine and singular.  If more than one person or entity join in the execution hereof as Seller or Purchaser or either be of the feminine sex or a corporation, limited liability company, partnership or otherwise, such words shall read as if plural, feminine or neuter respectively.

(f)                                    Time.  Time is of the essence for this Agreement.

(g)                                 Section Headings.  Section headings are supplied solely for convenience and are not to be relied upon in construing or interpreting this Agreement.

(h)                                 Severability and Partial Invalidity.  The provisions of this Agreement shall be deemed independent and severable.  It is agreed and understood by and between the parties hereto that in the event any one or more of the provisions of this Purchase Agreement, as herein set forth, reserved and contained are found and determined to be unenforceable by a court of competent jurisdiction, or through the act or actions of the Legislature of the state of Montana, the remaining provisions of this Purchase Agreement shall nevertheless continue in full force and effect and be binding upon and inure to the benefit of, and be enforceable by the parties hereto, their heirs, personal representatives, shareholders, directors, officers, successors and assigns until such time as Seller and Purchaser have fully performed pursuant to the terms of this Purchase Agreement.

(i)                                     Entire Agreement.  This Agreement constitutes the entire Agreement and supersedes any and all prior agreements or contemporaneous agreements, oral or written, between the parties.  This Agreement shall and may not be modified, changed or altered except upon a written instrument executed by each of the parties.

(j)                                                       Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be deemed appropriate by the parties, all of which when taken together shall comprise one (1) agreement.

(k)                                  Escrow.  Other than as provided in ¶1.2(b) and this Agreement, upon receipt of a written request from Seller and Purchaser, Escrow Agent shall promptly disburse the Deposit in accordance with the terms of this Agreement.  In performing its duties hereunder, Escrow Agent shall not incur any liability to anyone for damages, losses or expenses, except for any willful misconduct or breach of trust by Escrow Agent.  Escrow Agent may rely on all written notices received and the truth and accuracy thereof which Escrow Agent in good faith believes to be genuine.  In the event of a dispute, Escrow Agent may either hold the Deposit until the dispute between Purchaser and Seller is resolved or interplead the Deposit to any court of competent jurisdiction together with such pleadings as may be appropriate and thereafter be discharged from any duty with respect to such Deposit.

(l)                                     Authority.  The person(s) signing this Agreement on behalf of either party hereto represents and warrants to the other party that they are all of the persons necessary to enter into a binding agreement to sell and purchase the Property, respectively, and that they have full power and authority to do so on behalf of such party.

(m)          The Effective Date.  The Effective Date of this Agreement shall be the date the last of the Purchaser or Seller has executed this Agreement.

(n)           Waiver.  The parties shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by the party waiving such rights.  No delay of omission on the part of Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right.  A waiver by any party of a breach of a provision of this Agreement shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision.  Whenever consent by Seller or Purchaser is required herein, the granting of such consent by the respective party in any instance shall not constitute continuing consent to subsequent instances where such consent is required herein.

(o)           Force Majeure.  In the event that either party shall be delayed or hindered or prevented from the performance of any act required hereunder by reason of any strike, lock-out, civil commotion, war-like operation, invasion, rebellion, or riot, hostility, military, or usurped power, sabotage, governmental restrictions, or regulations, or the inability to obtain any services, materials, or financing, or for any cause beyond the control of the Seller or Purchaser, as applicable, the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

(p)           Entirety of Agreement.  The entirety of this Agreement consists of fourteen (14) numbered paragraphs and twelve (12) numbered pages, including the signature page.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement on the date set forth opposite their respective name.

PURCHASER:
Mesa Laboratoires, Inc.,
a Colorado Corporation
BY:
John J. Sullivan
Its: Authorized Agent

Dated:	ADDRESS: 12100 W. 6th Avenue
Lakewood, CO 80228
Office: 303-565-4820 Fax: 775-295-3343

With a copy to:

Janice K. Whetstone
Janice K. Whetstone, P.C.
202 W. Main Street, Suite 201
Bozeman, MT 59715
Office: 406-582-9988 Fax: 406-582-9995

SELLER:
Surreal, L.L.C.,
a Montana limited liability company
BY:
Darlene Hartze
Its: Member

BY:
John R. Gillis
Its: Member

Dated:	ADDRESS: 10 Evergreen Drive

Bozeman, MT59715
Telephone: 406-585-9535

With copy to:
Lisa D’Ambrosia
Minor & Brown, P.C.
650 South Cherry Street, Suite 1100
Denver, CO 80246
Office: 303-320-1053